UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 11, 2014 (February 7, 2014)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on February 7, 2014 at the Company’s principal office in Golden, Colorado.  At the Annual Meeting, the Company’s shareholders voted on three matters: (a) the election of directors, (b) a proposal to amend the Company’s 2008 Omnibus Equity Incentive Compensation Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 500,000 shares to a total of 1,000,000 (“2008 Plan Amendment”), and (c) a proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.  These matters are more fully described in the Company’s Proxy Statement for the Annual Meeting.

The certified results of the matters voted on at the Annual Meeting are as follows:

	FOR	ABSTAIN
A) Election of Directors:
Geoffrey R. Bailey	2,940,205	34,505
David L. Dobbin	2,898,933	33,805
Reuven Har-Even	2,939,629	34,267
Gary J. Heller	2,898,774	34,471
Boyd E. Hoback	2,898,074	34,505
Steven M. Johnson	2,939,905	33,805
Eric W. Reinhard	2,939,964	34,489
Alan A. Teran	2,940,664	33,839

B) 2008 Plan Amendment	2,888,656	14,513

C) Auditors	2,964,489	34,628

Item 8.01

Other Events

Following the Annual Meeting, the Company’s Directors appointed Mr. David L. Dobbin its Chairman.  Additionally, Committee Members were elected.  Biography information on each Committee Member is more fully described the Company’s Proxy Statement for the Annual Meeting.

Audit Committee:	Mr. Reuvin Har-Even, Chairman
Mr. Steven M. Johnson
Mr. Alan A. Teran

Compensation Committee:	Mr. Alan A. Teran, Chairman
Mr. Geoffrey R. Bailey
Mr. Eric W. Reinhard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: February 11, 2014	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

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